Exhibit 99
NATIONAL CITY CORPORATION
2007 EXECUTIVE BONUS PLAN
Effective October 22, 2007
ARTICLE 1. ESTABLISHMENT AND PURPOSE OF PLAN
     1.1 Establishment The following are the provisions of the National City Corporation 2007 Executive Bonus Plan (the “Plan”). The Plan shall be effective as of October 22, 2007
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     1.2 Purpose. The purpose of the Plan is to promote the profitability and operating success of the Corporation by providing an incentive to executive officers to achieve individual excellence.
     1.3 Operation of the Plan. The Plan shall be administered by the Committee. The Plan is subject to the review, interpretation and alteration by the Committee.
ARTICLE 2. DEFINITIONS
     2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.
(a)	“Award” shall mean the payment earned by a Participant based on an evaluation of the individuals achievements. As such, the amount of any Award under this Plan is determined by decision of and in the discretion of the Corporation acting through the Committee as hereinafter provided.

(b)	“Base Salary” shall mean the annual salary as of the end of the Term, exclusive of any bonuses, incentive pay, special awards, restricted stock or stock options.

(c)	“Board” shall mean the Board of Directors of the Corporation.

(d)	“Committee” shall mean the Compensation and Organization Committee of the Board, or another committee appointed by the Board to serve as the administering committee of the Plan.

(e)	“Corporation” shall mean National City Corporation, a Delaware corporation.

(f)	“Covered Executive” shall mean any individual who is a “Covered Executive” under National City Corporation Amended and Restated Management Incentive Plan.

(g)	“Employee” shall mean an individual employed by an Employer on a regular and active basis.

(h)	“Employer” shall mean the Corporation or any corporation, organization or entity then controlled by the Corporation.

(i)	“Term” shall mean the Corporation’s 2007 fiscal year.

(j)	“Participant” shall mean a Covered Executive who is approved for participation in the Plan, as set forth in Section 3.2

(kj)	“Plan” see Section 1.1.
     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.
ARTICLE 3. ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility. Eligibility for participation in the Plan will be limited to those individuals who are Covered Executives.
     3.2 Participation. Participation in the Plan shall be determined by the Committee. The Committee may base its approval upon the recommendation of the chief executive officer.
ARTICLE 4. AWARD DETERMINATION
     4.1 Performance Criteria. Performance, for purposes of this Plan, will be measured in terms of the Participant’s individual contribution. Awards will be determined by comparing actual individual and group achievements during the Term to objectives established for each Participant at the beginning of the Term.
     4.2 Award Potential. The Committee shall establish in writing the maximum Individual Awards for each Participant expressed as a percentage of Base Salary.
     4.3 Individual Award Calculation and Approval. As of the end of the Term, the chief executive officer will evaluate each Participant’s performance for the Term by applying the foregoing provisions of this Article 4 to each Participant. Based on such evaluation, the chief executive officer of the Corporation shall recommend to the Committee for approval an appropriate Award for each of the Participants. The Committee shall make the final determination with respect to all Awards. All Awards shall be expressed as a percentage of Base Salary. Upon the approval of the Committee the amounts of Individual Awards hereunder for the Term shall be final.
     4.4 Excluded Covered Executives. No Awards shall be paid to anyone who served as the president, chief executive officer or a vice chairman of the Corporation during the Term.
ARTICLE 5. PAYMENT OF TOTAL AWARDS
     5.1 Form And Timing of Payment of Awards. No later than March 15, 2008, each Participant shall be entitled to receive a cash payment(s) equal to the entire amount of the Participant’s Award. To receive an Award a Participant must be an Employee on the last day of the Term; provided, however, the Committee or the Chief Executive Officer may reduce or terminate a Participant’s Award if such Participant fails to continue to be an Employee through the date the Award is paid.

     5.2 Termination of Employment. In the event a Participant’s employment is terminated for any reason during the Term, the Participant’s participation in this Plan shall end and the Participant shall not be entitled to any Award.
ARTICLE 6. RIGHTS OF PARTICIPANTS
     6.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Employers to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Employers.
     6.2 Restrictions on Assignments. The interest of a Participant under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void. The benefits hereunder shall not be (i) liable for or subject to the debts, contracts, liabilities, engagements, or torts of Participant, (ii) subject to garnishment, attachment, or other legal or equitable process or (iii) an asset in bankruptcy.
ARTICLE 7. ADMINISTRATION
     The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The procedures, standards and provisions of this Plan confer no rights, duties or privileges upon Participants nor place obligations upon either the Board or the Corporation. Accordingly, the Committee may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.
     The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing or form of any benefit to be provided by the Plan, and its decisions shall be binding and conclusive on all persons for all purposes.
     The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Committee.
     No member of the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.
ARTICLE 8. REQUIREMENTS OF LAW
     8.1 Laws Governing. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.
     8.2 Withholding Taxes. All payments to be made or benefits and perquisites provided to Executive under this Plan shall be made less withholding for all amounts that National City is required to withhold and all amounts that the Participant has authorized National City to withhold.

     8.3 Plan Binding on Corporation, Employees and Their Successors. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant.
ARTICLE 9. FORFEITURES
     Notwithstanding any provision in this Plan to the contrary in the event the Committee finds
(a) that a Participant has been discharged by an Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Participant did engage in fraud against the Employer or anyone else, or
(b) that a Participant has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her, then any benefits to be provided under the Plan shall be forfeited and no longer provided to such Participant or to any person claiming by or through such Participant.
ARTICLE 10. AMENDMENT AND DISCONTINUANCE
     The Corporation expects to continue this Plan through the Term and the payment of the Awards, but reserves the right, by action of the Committee to amend it from time to time or to discontinue it.

     Executed as of October 22, 2007 at Cleveland, Ohio.

NATIONAL CITY CORPORATION
By: